Filed Pursuant to Rule 424(b)(5)
Registration No. 333-272267

PROSPECTUS SUPPLEMENT

(To prospectus dated June 6, 2023)

APPLIED DNA SCIENCES, INC.

19,247,498 Shares of Common Stock

Pre-Funded Warrants to Purchase 1,065,002 Shares of Common Stock

We are offering 19,247,498 shares of our common stock (the “Shares”) at a price of $0.32 per share to investors (the “Purchasers”) pursuant to this prospectus supplement and the accompanying prospectus, and a securities purchase agreement with such investors (the “Securities Purchase Agreement”). In a concurrent private placement, we are selling to such investors Series C warrants to purchase up to 20,312,500 shares of our common stock (the “Series C Warrants”) and Series D warrants to purchase up to 20,312,500 shares of our common stock (the “Series D Warrants, and, together with the Series C Warrants, the “Series Warrants”).

The exercisability of the Series Warrants will be available only upon receipt of such stockholder approval (the “Warrant Stockholder Approval”) as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”).

Each Series C Warrant will have an exercise price of $0.32 per share of common stock, will become exercisable upon the first trading day following the Company’s notice to warrantholders of Warrant Stockholder Approval (the “Stockholder Approval Date”), and will expire on the five-year anniversary of the Stockholder Approval Date. Each Series D Warrant will have an exercise price of $0.32 per share of common stock, will become exercisable upon the Stockholder Approval Date, and will expire on the eighteen-month anniversary of the Stockholder Approval Date.

Under the alternate cashless exercise option of the Series D Warrants, the holder of a Series D Warrant, has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the Series D Warrant and (y) 1.0. In addition, the Series D Warrants will include a provision that resets their exercise price in the event of a reverse split of our common stock, to a price equal to the lesser of (i) the then exercise price and (ii) lowest volume weighted average price (VWAP) during the period commencing five trading days immediately preceding and the five trading days commencing on the date we effect a reverse stock split in the future with a proportionate adjustment to the number of shares underlying the Series D Warrants, subject to a floor of $0.0634.

The Series Warrants and the shares of our common stock issuable upon the exercise of the Series Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and/or Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

We are also offering 1,065,002 pre-funded warrants to purchase shares of our common stock in lieu of Shares to certain investors whose purchase of shares of common stock in this offering would otherwise result in the investor, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our common stock. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant will be equal to the price at which the Share and Warrant is sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering.

Our common stock is listed on Nasdaq, under the symbol “APDN.” On October 29, 2024, the last reported sale price of our common stock on Nasdaq was $0.32 per share. The Series Warrants being issued in the concurrent private placement and the pre-funded warrants are not listed on any securities exchange, and we do not expect to list the Series Warrants or pre-funded warrants on any securities exchange.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-10 of this prospectus supplement, page 3 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus before purchasing any of the securities offered by this prospectus.

As of October 29, 2024, the aggregate market value of the voting and non-voting common equity held by non-affiliates, computed by reference to the price at which the common equity was last sold on September 3, 2024, was $47.45 million, based on 31,233,036 shares of outstanding common stock as of October 29, 2024, of which 14,141 were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have sold $3,954,370 of securities pursuant to General Instruction I.B.6 of Form S-3.

We have retained Craig-Hallum Capital Group LLC, or Craig-Hallum, to act as our exclusive placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. Craig-Hallum is not purchasing the securities offered by us and is not required to sell any specific number or dollar amount of securities but has agreed to use their best efforts to solicit offers to purchase the securities offered by this prospectus supplement and the accompanying prospectus.

	Per Share	Per Pre- Funded Warrant	Total
Public offering price	$0.32	$0.3199	$6,499,893.50
Placement agent fees(1)	$0.0192	$0.01919	$389,993.61
Proceeds, before expenses, to us	$0.3008	$0.3007	$6,109,899.89

(1)	We have agreed to pay Craig-Hallum a total cash fee equal to 6.0% of the aggregate gross proceeds raised in this offering and to reimburse Craig-Hallum for their legal fees and expenses and other out-of-pocket expenses in an amount up to $100,000. In addition, we have agreed to issue to Craig-Hallum warrants to purchase up to a number of shares of our common stock equal to 5.0% of the number of Shares and Pre-Funded Warrants being offered in this offering (the “Placement Agent Warrants”) at an exercise price equal of $0.32 and with an expiration date of five years from the date of issuance. See “Plan of Distribution” for a description of the compensation to be received by Craig-Hallum.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the securities offered hereby is expected to be made on or about October 31, 2024, subject to the satisfaction of certain conditions.

Craig-Hallum Capital Group LLC

The date of this prospectus supplement is October 30, 2024

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a “shelf” registration statement on Form S-3 (File No. 333-272267) that we filed with the Securities and Exchange Commission (the “SEC”), and is in two parts. The first part is this prospectus supplement which describes the specific terms of the offering of our securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and Craig-Hallum has not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our shares of common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus. You should rely only on the information contained or incorporated by reference in this prospectus supplement.

We and Craig-Hallum are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus supplement, unless otherwise indicated, the “Registrant,” “our company,” “we,” “us” or “our” refer to Applied DNA Sciences, Inc., a Delaware corporation and its consolidated subsidiaries.

Our trademarks currently used in the United States include Applied DNA Sciences®, SigNature® molecular tags, SigNature® T molecular tags, fiberTyping®, SigNify®, Beacon®, CertainT®, LineaDNA®, Linea RNAPTM, Linea™ COVID-19 Diagnostic Assay Kit, safeCircle® COVID-19 testing and TR8TM pharmacogenetic testing.  We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus supplement are the property of the respective owners.

PROSPECTUS SUPPLEMENT SUMMARY

This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our securities. Therefore, you should read the entire prospectus supplement, accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference herein and therein, before deciding to invest in our securities. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-10 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and accompanying prospectus.

Applied DNA Sciences, Inc.

Introduction

We are a biotechnology company developing and commercializing technologies to produce and detect deoxyribonucleic acid (“DNA”) and ribonucleic acid (“RNA”). Using polymerase chain reaction (“PCR”) to enable the production and detection of DNA and RNA, we currently operate in three primary business markets: (i) the enzymatic manufacture of synthetic DNA for use in the production of nucleic acid-based therapeutics (including biologics and drugs), as well as the development and sale of a proprietary RNA polymerase (“RNAP”) for use in the production of messenger RNA (“mRNA”) therapeutics (“Therapeutic DNA Production Services”); (ii) the detection of DNA and RNA in molecular diagnostics and genetic testing services (“MDx Testing Services”); and (iii) the manufacture and detection of DNA for industrial supply chains and security services (“DNA Tagging and Security Products and Services”).

Our current growth strategy is to primarily focus our resources on the further development, commercialization, and customer adoption of our Therapeutic DNA Production Services, including the expansion of our contract development and manufacturing operation (“CDMO”) for the manufacture of synthetic DNA for use in the production of nucleic acid-based therapies.

We will continue to update our business strategy and monitor the use of our resources regarding our various business segments. The Company’s management is currently engaged in a strategic review of the Company’s business segments that may result in the closure or divestiture of the Company’s MDx Testing Services and/or DNA Tagging and Security Products and Services, as well as workforce reductions and potential management changes. The terms and structure of any possible closure or divestiture have not been determined or agreed to by the Company’s Board of Directors. Although the purpose of any closure or divestiture would be to reduce the Company’s expenses and effectuate cost savings, it is possible that there may be restructuring costs. We expect that based on available opportunities and our beliefs regarding future opportunities, we will continue to modify and refine our business strategy.

Therapeutic DNA Production Services

Through our LineaRX, Inc. subsidiary we are developing and commercializing our Linea DNA and Linea IVT platforms for the manufacture of synthetic DNA and proprietary enzymes for use in the production of nucleic acid-based therapeutics.

Linea DNA Platform

Our Linea DNA platform is our core enabling technology, and enables the rapid, efficient, and large-scale cell-free manufacture of high-fidelity DNA sequences for use in the manufacturing of a broad range of nucleic acid-based therapeutics. The Linea DNA platform enzymatically produces a linear form of DNA we call “LineaDNA” that is an alternative to plasmid-based DNA manufacturing technologies that have supplied the DNA used in biotherapeutics for the past 40 years.

As of the third quarter of calendar year 2024, there were 4,099 gene, cell and RNA therapies in development from preclinical through pre-registration stages, almost all of which use DNA in their manufacturing process. (Source: ASGCT Gene, Cell & RNA Therapy Landscape: Q3 2024 Quarterly Report ). Due to what we believe are the Linea DNA platform’s numerous advantages over legacy nucleic acid-based therapeutic manufacturing platforms, we believe this large number of therapies under development represents a substantial market opportunity for the Linea DNA platform to supplant legacy manufacturing methods in the manufacture of nucleic acid-based therapies although no assurance can be given that we will be successful in exploiting this market opportunity.

We believe our Linea DNA platform holds several important advantages over existing cell-based plasmid DNA manufacturing platforms. Plasmid-based DNA manufacturing is based on the complex, costly and time-consuming biological process of amplifying DNA in living bacterial cells. Once amplified, the DNA must be separated from the living cells and other process contaminants via multiple rounds of purification, adding further complexity and costs. Unlike plasmid-based DNA manufacturing, the Linea DNA platform does not require living cells and instead amplifies DNA via the enzymatic process of PCR. The Linea DNA platform is simple and can rapidly produce very large quantities of DNA without the need for complex purification steps.

We believe the key advantages of the Linea DNA platform include:

●	Speed – Production of Linea DNA can be measured in terms of hours, not days and weeks as is the case with plasmid-based DNA manufacturing platforms.

●	Scalability – Linea DNA production takes place on efficient bench-top instruments, allowing for rapid scalability in a minimal footprint.

●	Purity – DNA produced via PCR is pure, resulting in only large quantities of only the target DNA sequence. Unwanted DNA sequences such as the plasmid backbone and antibiotic resistance genes, inherent to plasmid DNA, are not present in Linea DNA.

●	Simplicity – The production of Linea DNA is streamlined relative to plasmid-based DNA production. Linea DNA requires only four primary ingredients, does not require living cells or complex fermentation systems and does not require multiple rounds of purification.

●	Flexibility – DNA produced via the Linea DNA platform can be easily chemically modified to suit specific customer applications. In addition, the Linea DNA platform can produce a wide range of complex DNA sequences that are difficult to produce via plasmid-based DNA production platforms. These complex sequences include inverted terminal repeats (“ITRs”) and long homopolymers such as polyadenylation sequences (poly (A) tail) important for gene therapy and mRNA therapies, respectively.

Preclinical studies  conducted by the Company have shown that Linea DNA is substitutable for plasmid DNA in numerous nucleic acid-based therapies, including:

●	DNA vaccines;

●	DNA templates to produce RNA, including mRNA therapeutics;

●	adoptive cell therapy (CAR-T) manufacturing; and

●	homology-directed repair (HDR)-mediated gene editing.

Further, we believe that Linea DNA is also substitutable for plasmid DNA in the following nucleic acid-based therapies:

●	viral vector manufacturing for in vivo and ex vivo gene editing;

●	clustered regularly interspaced short palindromic repeats (“CRISPR”)-mediated gene therapy; and

●	non-viral gene therapy.

Linea IVT Platform

The number of mRNA therapies under development is growing at a rapid rate, thanks in part to the success of the mRNA COVID-19 vaccines. mRNA therapeutics are produced via a process called in vitro transcription (“IVT”) that requires DNA as a starting material. As of the third quarter of calendar 2024, there were over 450 mRNA therapies under development, with the majority of these therapies (67%) in the preclinical stage (Source: ASGCT Gene, Cell & RNA Therapy Landscape: Q2 2024 Quarterly Report). The Company believes that the mRNA market is in a nascent stage that represents a large growth opportunity for the Company via the production and supply of DNA critical starting materials and RNAP to produce mRNA therapies.

In August 2022, the Company launched DNA IVT templates manufactured via its Linea DNA platform that have resulted in evaluations of the Company’s IVT templates by numerous therapeutic developers and CDMOs in the United States and the Asia-Pacific. In addition, the Company’s IVT templates are under late-stage evaluations by two therapeutic developers and one CDMO for use as templates for the production of mRNA intended for clinical use. However there can be no assurance that related contracts will be entered into. In response to this demand, the continued growth of the mRNA therapeutic market, and the unique abilities of the Linea DNA platform, the Company acquired Spindle in July 2023 to potentially increase its mRNA-related total addressable market (“TAM”).

Through our acquisition of Spindle, we launched our Linea IVT platform in July 2023, which combines Spindle’s proprietary high-performance RNAP, now marketed by the Company as Linea RNAP, with our enzymatically produced Linea DNA IVT templates. We believe the Linea IVT platform enables our customers to make better mRNA, faster. Based on data generated by the Company, we believe the integrated Linea IVT platform offers the following advantages over conventional mRNA production to therapy developers and manufacturers:

●	The prevention or reduction of double stranded RNA (“dsRNA”) contamination resulting in higher target mRNA yields with the potential to reduce downstream processing steps. dsRNA is a problematic immunogenic byproduct produced during conventional mRNA manufacture;

●	delivery of IVT templates in as little as 14 days for milligram scale and 30 days for gram scale;

●	reduced mRNA manufacturing complexities; and

●	potentially enabling mRNA manufactures to produce mRNA drug substance in less than 45 days.

According to the Company’s internal modeling, the ability to sell both Linea DNA IVT templates and Linea RNAP under the Linea IVT platform potentially increases the Company’s mRNA-related TAM by approximately 3-5x as compared to selling Linea DNA IVT templates alone, while also providing a more competitive offering to the mRNA manufacturing market. Currently, Linea RNAP is produced for the Company under an ISO 13485 quality system by Alphazyme, LLC a third-party CDMO located in the United States. The Company recently completed manufacturing process development work on its Linea RNAP to increase the production scale of the enzyme and reduce unit costs.

Manufacturing Scale-up

The Company plans to offer several quality grades of Linea DNA, each of which will have different permitted uses.

Quality Grade	Permitted Use	Company Status
GLP	Research and pre-clinical discovery	Currently available
GMP for Starting Materials	DNA critical starting materials for the production of mRNA therapies	Planned availability in Q4 of CY2024
GMP	DNA biologic, drug substance and/or drug product	Planned availability second half of CY 2025 (1)
(1)	Dependent on the availability of future financing.

We are currently manufacturing Linea DNA pursuant to Good Laboratory Practices (“GLP”) and, are in the final stages of creating a fit for purpose manufacturing facility within our current Stony Brook, NY laboratory space capable of producing Linea DNA IVT templates under Good Manufacturing Practices (“GMP”) suitable for use as a critical starting material for clinical and commercial mRNA therapeutics, with an anticipated completion date in the fourth quarter of calendar year 2024 (“GMP Site 1”). We also plan to offer additional capacity for Linea DNA IVT templates as well as capacity for Linea DNA materials manufactured under GMP suitable for use as, or incorporation into, a biologic, drug substance and/or drug product, with availability expected during the second half of calendar year 2025, dependent upon the availability of future funding (“GMP Site 2”). GMP is a quality standard used globally and by the U.S. Food and Drug Administration (“FDA”) to ensure pharmaceutical quality. Drug substances are the pharmaceutically active components of drug products.

Segment Business Strategy

Our business strategy for our Therapeutic DNA Production Services is to capitalize upon the rapid growth of mRNA therapies in the near term via our planned near term future availability of Linea DNA IVT templates manufactured under GMP at our GMP Site 1, while at the same time laying the basis for additional clinical and commercial applications of Linea DNA with our future planned availability of Linea DNA manufactured under GMP suitable for use as, or incorporation into, a biologic, drug substance and/or drug product at planned GMP Site 2. Planned GMP Site 2 may also be used for additional Linea DNA IVT template manufacturing if customer demand exceeds capacity of GMP Site 1. Our current plan is: (i) through our Linea IVT platform and planned near term future GMP manufacturing capabilities for IVT templates at GMP Site 1 to secure commercial-scale supply contracts with clinical and commercial mRNA and/or self-amplifying mRNA (“sa-RNA”) manufacturers for Linea DNA IVT templates and/or Linea RNAP as critical starting materials; (ii) to utilize our current GLP production capacity for non-IVT template applications to secure supply and/or development contracts with pre-clinical therapy developers that use DNA in their therapy manufacturing, and (iii) upon our development of our planned future Linea DNA production under GMP suitable for use as, or incorporation into, a biologic, drug substance and/or drug product at planned GMP Site 2, to convert existing and new Linea DNA customers into large-scale supply contracts to supply Linea DNA for clinical and commercial use as, or incorporation into, a biologic, drug substance and/or drug product in a wide range of nucleic acid therapies. Until we complete our GMP Site 1 to produce DNA critical starting materials (DNA IVT templates) for mRNA manufacturing, we will not be able to realize significant revenues from this business. We estimate the remaining capital expenditure (“CAPEX”) costs to creating GMP Site 1 will be less than $0.30 million. If we were to expand our facilities to enable GMP production of Linea DNA for use as, or incorporation, into a biologic, drug substance and/or drug product as planned for GMP Site 2, the additional CAPEX may be up to approximately $10 million which would require additional funding. We are currently building GMP Site 1 within our existing laboratory space. We anticipate that a GMP Site 2 would require us to acquire additional space.

MDx Testing Services

Through Applied DNA Clinical Labs, LLC (“ADCL”), we leverage our expertise in DNA and RNA detection via PCR to provide and develop clinical molecular diagnostics and genetic (collectively “MDx”) Testing Services. ADCL is a New York State Department of Health (“NYSDOH”) clinical laboratory improvement amendments (CLIA)-certified laboratory which is currently permitted for virology and genetics (molecular). In providing MDx Testing Services, ADCL employs its own or third-party molecular diagnostic tests.

We have successfully internally validated our pharmacogenomics testing services (the “PGx Testing Services”). Our PGx Testing Services utilizes a 120-target PGx panel test to evaluate the unique genotype of a specific patient to help guide the patient’s healthcare provider in making individual drug therapy decisions. Our PGx Testing Services are designed to interrogate DNA targets on over 33 genes and provide genotyping information relevant to certain cardiac, mental health, oncology, and pain management drug therapies.

On June 12, 2024 we received full approval from NYSDOH for our PGx Testing Services. Recently published studies show that population-scale PGx enabled medication management can significantly reduce overall population healthcare costs, reduce adverse drug events, and increase overall population wellbeing. These benefits can result in significant cost savings to large entities and self-insured employers, the latter accounting for approximately 65% of all U.S. employers in 2022.We plan to leverage our PGx Testing Services to provide PGx testing services to large entities, self-insured employers and healthcare providers, as well as concierge healthcare providers.

On September 11, 2024, we announced that ADCL has launched an expansion of its clinical testing services for the detection of Mpox (formerly monkeypox) to include testing for both Mpox Clade I and Clade II. The launch of the expanded Mpox testing service comes after ADCL’s interaction with relevant regulatory bodies, including the New York State Department of Health (NYSDOH) and the U.S. Food and Drug Administration (FDA).The Company believes that ADCL will be able to support New York and other states’ response to the threat of Mpox. ADCL’s Linea Mpox Virus 1.0 Assay was previously approved as a laboratory-developed test for the detection of Mpox Clade II by NYSDOH in September 2022. In August 2024, ADCL conducted additional validation testing showing the Assay can also detect the genetic sequence of Mpox Clade I, which is the subject of the World Health Organization’s (WHO) August 14, 2024 declaration of a public health emergency of international concern. ADCL will provide the testing service from its CLEP/CLIA molecular diagnostics laboratory in Stony Brook, N.Y. There can be no assurance that we will be able to generate revenue and and profits from Mpox testing.

Historically, the majority of our revenue attributable to our MDx Testing Services has been derived from our safeCircle® COVID-19 testing solutions, for which testing demand has significantly declined commencing in our fiscal third quarter of 2023, resulting in substantially reduced revenues. We expect future demand for COVID-19 testing to continue to be reduced and we may terminate COVID-19 testing services in the future.

DNA Tagging and Security Products and Services

By leveraging our expertise in both the manufacture and detection of DNA via PCR, our DNA Tagging and Security Products and Services allow our customers to use non-biologic DNA tags manufactured on our Linea DNA platform to mark objects in a unique manner and then identify these objects by detecting the absence or presence of the DNA tag. The Company’s core DNA Tagging and Security Products and Services, which are marketed collectively as a platform under the trademark CertainT®, include:

●	SigNature® Molecular Tags, which are short non-biologic DNA taggants produced by the Company’s Linea DNA platform, provide a methodology to authenticate goods within large and complex supply chains with a focus on cotton, nutraceuticals and other products.

●	SigNify® portable DNA readers and SigNify consumable reagent test kits provide definitive real-time authentication of the Company’s DNA tags in the field.

●	fiberTyping® and other product genotyping services use PCR-based DNA detection to determine a cotton species or cultivar, via a product’s naturally occurring DNA sequence for the purposes of product provenance authentication.

●	Isotopic analysis testing services, provided in partnership with third-party labs, use cotton’s carbon, hydrogen and oxygen elements to indicate origin of its fiber through finished goods.

To date, our largest commercial application for our DNA Tagging and Security Products and Services is in the tracking and provenance authentication of cotton.

The Uyghur Forced Labor Prevention Act (“UFLPA”) signed into law on December 23, 2021 establishes that any goods mined, produced, or manufactured wholly or in part in the Xinjiang Uyghur Autonomous Region (“XUAR”) of the People’s Republic of China are not entitled to entry to the United States. On June 17, 2022, the UFLPA additionally listed DNA tagging and isotopic analysis as evidence that importers may use to potentially prove that a good did not originate in XUAR. Recently, in July of 2024, the Company announced a multi-year commercialization agreement for its CertainT platform with Indus Group, a multinational apparel/textile manufacturing and sourcing company.

Our business plan is to leverage consumer and governmental awareness for product traceability to expand our existing partnerships and seek new partnerships for our DNA Tagging and Security Products and Services with a focus on cotton.

Waiver of Negative Covenant and Amendment to Series A Warrant

As previously disclosed in its current report on Form 8-K filed on May 29, 2024, the Company closed on such date a public offering (the “May 2024 Offering”) of common stock and warrants, including Series A Warrants (“May 2024 Series A Warrants”) with Craig-Hallum and Laidlaw & Company (UK) Ltd. (“Laidlaw”) as placement agents. As part of the May 2024 Offering, the Company entered into a Placement Agency Agreement, dated May 28, 2024, with Craig-Hallum and Laidlaw (the “Placement Agency Agreement”).

Subject to certain exceptions, the Series A Warrants provide for an adjustment to the exercise price and number of shares underlying the Series A Warrants upon the Company’s issuance of Common Stock or Common Stock equivalents at a price per share that is less than the exercise price of the Series A Warrants (the “Price Reset Mechanism”). The Placement Agency Agreement contains a negative covenant which restricts the Company’s ability to enter into certain equity sales of its securities for a period of time after the closing of the May 2024 Offering without the prior consent of Craig-Hallum (the “Negative Covenant”).

On October 30, 2024, the Company and certain holders of the May 2024 Series A Warrants entered into an amendment to such May 2024 Series A Warrants (the “Warrant Amendment”), pursuant to which the Price Reset Mechanism became subject to a floor equal to $0.20.

Also on October 29, 2024, Craig-Hallum executed a waiver of the Negative Covenant which allowed for the Company to proceed with the offering of securities described in this prospectus supplement (the “Waiver”).

The foregoing summary of the Warrant Amendment and the Waiver do not purport to be complete and are qualified in its entirety by reference to the full text of the Warrant Amendment and the Waiver, copies of the forms of which are attached as Exhibits 10.2 and 10.3 to the Company’s current report on Form 8-K, filed on October 31, 2024.

Company Information

We are a Delaware corporation, which was initially formed in 1983 under the laws of the State of Florida as Datalink Systems, Inc. In 1998, we reincorporated in the State of Nevada, and in 2002, we changed our name to our current name, Applied DNA Sciences, Inc. On December 17, 2008, we reincorporated from the State of Nevada to the State of Delaware.

Our corporate headquarters are located at the Long Island High Technology Incubator at Stony Brook University in Stony Brook, New York, where we have established laboratories for the manufacture and detection of nucleic acids (DNA and mRNA) to support our various business units. In addition, this location also houses our NYSDOH CLEP-permitted, Clinical Laboratory Improvement Amendments (“CLIA”)-certified clinical laboratory where we perform MDx Testing Services. The mailing address of our corporate headquarters is 50 Health Sciences Drive, Stony Brook, New York 11790, and our telephone number is (631) 240-8800.

THE OFFERING

Common Stock Offered by Us	19,247,498 shares of common stock (the “Shares”).

Pre-funded Warrants Offered by Us	Pre-funded warrants to purchase up to 1,065,002 shares of common stock in lieu of Shares to certain investors whose purchase of shares of common stock in this offering would otherwise result in the investor, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our common stock. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant will equal the price at which a share of common stock is being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering.

Common Stock Outstanding After This Offering	51,545,536, assuming full exercise of the pre-funded warrants (in each case assuming no exercise of the Series Warrants issued in the concurrent private placement or the Placement Agent Warrants).

Concurrent Private Offering

In a concurrent private placement, we are selling to the investors of shares of our common stock in this offering Series C Warrants to purchase up to 20,312,500 shares of common stock, and Series D Warrants to purchase up to 20,312,500 shares of common stock. We will receive gross proceeds from the concurrent private placement transaction solely to the extent such warrants are exercised for cash. Each Series C Warrant will have an exercise price of $0.32 per share of common stock, will become exercisable upon the Stockholder Approval Date, and will expire on the five-year anniversary of the Stockholder Approval Date. Each Series D Warrant will have an exercise price of $0.32 per share of common stock, will become exercisable upon the Stockholder Approval Date and will expire on the eighteen-month anniversary of the Stockholder Approval Date.

Under the alternate cashless exercise option of the Series D Warrants, the holder of a Series D Warrant, has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the Series D Warrant and (y) 1.0. In addition, the Series D Warrants will include a provision that resets their exercise price in the event of a reverse split of our common stock, to a price equal to the lesser of (i) the then exercise price and (ii) lowest volume weighted average price (VWAP) during the period commencing five trading days immediately preceding and the five trading days commencing on the date we effect a reverse stock split in the future with a proportionate adjustment to the number of shares underlying the Series D Warrants, subject to a floor of $0.0634.

The Series Warrants and the shares of our common stock issuable upon the exercise of the Series Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. See “Private Placement of Warrants” on page S-18 of this prospectus supplement for a more complete description of the concurrent private offering.

Placement Agent Warrants	We will issue to Craig-Hallum (or its respective designees) Placement Agent Warrants to purchase shares equal to 5.0% of the number of Shares and Pre-Funded Warrants being offered in this offering at an exercise price equal $0.32 which are exercisable upon the Stockholder Approval Date and with an expiration date of five years from the date of this prospectus supplement. See “Plan of Distribution” on page S-21 of this prospectus.

Use of Proceeds	We intend to use the net proceeds from the sale of the securities for the further development of our Therapeutic DNA Production Services, as well as general corporate purposes, which may include research and development expenses, CAPEX, strategic restructuring costs, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus. See “Use of Proceeds” on page S-16.

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

Symbol on The Nasdaq Stock Market	“APDN”

The number of shares of common stock to be outstanding immediately after this offering is based on 31,233,036 shares of common stock outstanding as of October 29, 2024 and excludes:

•	108,176 shares of common stock issuable upon exercise of options outstanding as of October 29, 2024, with a weighted average exercise price of $186.16 per share;

•	12,774,426 shares of common stock issuable upon exercise of warrants outstanding as of October 29, 2024, with a weighted average exercise price of $3.21 per share (which includes an aggregate of 11,487,821 May 2024 Series A Warrants (as defined below) and May 2024 Series B Warrants (as defined below), of which 2,257,052 have an alternative cashless exercise mechanism representing the right to receive 3 shares of common stock for each warrant);

•	40,625,000 shares of common stock issuable upon exercise of the Series Warrants, whose exercise is subject to Warrant Stockholder Approval, of which 20,312,500 have an alternative cashless exercise mechanism representing the right to receive 1 share of common stock for each warrant; and

•	269,069 shares of common stock reserved for future grant or issuance as of October 29, 2024, under our equity incentive plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options and warrants.

RISK FACTORS

Investment in our securities involves a high degree of risk. In addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described below and in the section titled “Risk Factors” in our Annual Report on Form 10-K for our most recent fiscal year filed with the SEC, subsequent Quarterly Reports on Form 10-Q, any amendment or updates thereto reflected in subsequent filings with the SEC, and in other reports we file with the SEC that are incorporated by reference herein, before making an investment decision. The following risks are presented as of the date of this prospectus supplement and we expect that these will be updated from time to time in our periodic and current reports filed with the SEC, which will be incorporated herein by reference. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our securities.

The risks and uncertainties described therein and below could materially adversely affect our business, operating results and financial condition, as well as cause the value of our common stock to decline. You may lose all or part of your investment as a result. You should also refer to the other information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference, including our financial statements and the notes to those statements, and the information set forth under the caption “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus supplement are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements. The risks described below and contained in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in our other periodic reports are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

Risks Relating to this Offering:

Management will have broad discretion as to the use of the proceeds from this offering, and we may use the proceeds in ways in which you and other shareholders may disagree.

We have not designated any amount of the net proceeds we will receive from this offering for any particular purpose. Accordingly, our management will have broad discretion as to the application of such net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend such net proceeds. In addition, such proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development and commercialization of our products and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

You will suffer immediate dilution based on the difference between the price you pay per share of our common stock and our net tangible book value per share at the time of your purchase. As of June 30, 2024, our net tangible book value per share, excluding all liability classified warrants was $0.94. Please see the section entitled “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

We will need additional capital. If we are unable to raise sufficient capital, we will be forced to delay, reduce or eliminate product development programs.

We will need to raise additional funds in order to achieve our business goals, including the growth of our Therapeutic DNA Production Services. We will need to raise substantial additional capital to complete the development and commercialization of our Linea DNA and Linea IVT platforms. Even if we raise additional capital, we may elect to focus our efforts on one or more development programs and delay or cease other development programs.

Until we can generate sufficient revenue from our platforms, if ever, we expect to finance future cash needs through public or private equity offerings, debt financings, corporate collaborations and/or licensing arrangements. Additional funds may not be available when we need them on terms that are acceptable, or at all. If adequate funds are not available, we may be required to delay, reduce the scope of or eliminate one or more of our research or development programs.

 Raising additional funds by issuing securities or through licensing arrangements may cause dilution to stockholders, restrict our operations or require us to relinquish proprietary rights.

 To the extent that we raise additional capital through the sale of equity or convertible debt securities, stockholders will be diluted, and the terms of these new securities may include liquidation or other preferences that adversely affect the rights of common stockholders.

 Debt financing, if available at all, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, product candidates or future revenue streams or grant licenses on terms that are not favorable to us. We may also seek to access the public or private capital markets whenever conditions are favorable, even if we do not have an immediate need for additional capital at that time. There can be no assurance that we will be able to obtain additional funding if, and when necessary. If we are unable to obtain adequate financing on a timely basis, we could be required to delay, curtail or eliminate one or more, or all, of our development programs or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. Furthermore, sales of a substantial number of our common stock in the public market following this offering could cause the market price of our common stock to decline and could impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity or equity-related securities would have on the market price of our common stock. We cannot predict the effect that future sales of our securities would have on the market price of our common stock.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, in the future we expect to offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. To the extent that outstanding options or warrants to purchase common stock are exercised, investors purchasing our common stock in this offering may experience further dilution.

Risks Related to our Business:

We may not successfully implement our business strategies, including achieving our growth objectives.

 We may not be able to fully implement our business strategies or realize, in whole or in part within the expected time frames, the anticipated benefits of our various growth or other initiatives. Our various business strategies and initiatives, including our growth, operational and management initiatives and the development in particular of our Therapeutic DNA Production Services, are subject to business, economic and competitive uncertainties and contingencies, many of which are beyond our control. The execution of our business strategy and our financial performance will continue to depend in significant part our ability to obtain sufficient financing and on our executive management team and other key management personnel, our ability to identify and complete suitable acquisitions, our executive management team’s ability to execute new operational initiatives, and certain matters outside of our control. In addition, we may incur certain costs as we pursue our growth, operational and management initiatives, and we may not meet anticipated implementation timetables or stay within budgeted costs. As these initiatives are undertaken, we may not fully achieve our expected efficiency improvements or growth rates, or these initiatives could adversely impact our customer retention, supplier relationships or operations. Also, our business strategies may change from time to time in light of our ability to implement our business initiatives, competitive pressures, economic uncertainties or developments, or other factors.

We may modify and refine our business strategy, including possible divestures or closings.

Our management is currently engaged in a strategic review of the Company’s business segments that may result in the divestiture or closure of the Company’s MDx Testing Services and/or DNA Tagging and Security Products and Services, as well as workforce reductions and potential management changes. The terms and structure of any possible divestiture or closure, including financial terms, have not been determined or approved by our Board of Directors. Although the purpose of any divestiture or closure would be to reduce our expenses and effectuate cost savings, it is possible that there may be related restructuring costs and the benefits of any divesture or closing may be less than anticipated.  The initial cash received from any divestiture, if any, may be limited, although the terms of a divesture may include future royalties, earn-outs or similar terms, any of which could fail to be earned or received.

Stockholders may suffer substantial dilution if certain provisions in the May 2024 Series Warrants are utilized.

On May 29, 2024, we closed on such date an offering of our common stock, May 2024 Series A Warrants and series B common stock purchase warrants (the ” May 2024 Series B Warrants”, and, with the May 2024 Series A Warrants, the ” May 2024 Series Warrants”), pursuant to that certain Placement Agency Agreement, with Craig-Hallum and Laidlaw.

If the May 2024 Series B Warrants are exercised by way of an alternative cashless exercise, assuming receipt of Warrant Stockholder Approval, such exercising holder will receive three shares of common stock for each May 2024 Series B Warrant they exercise, without any cash payment to us.

In addition, and subject to certain exemptions, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice (excluding Exempt Issuances, as defined in the Placement Agency Agreement), or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of common stock, at an effective price per share less than the exercise price of the May 2024 Series A Warrants then in effect, the exercise price of the May 2024 Series A Warrants will be reduced to such offering price per share, subject to a floor equal to $0.20, and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price will remain unchanged.

If any of the above provisions in the May 2024 Series Warrants are utilized, our stockholders may suffer substantial dilution.

Stockholders may suffer substantial dilution if certain provisions in the Series D Warrants are utilized.

If the Series D Warrants are exercised by way of an alternative cashless exercise, assuming receipt of Warrant Stockholder Approval, such exercising holder will receive one share of Common Stock for each Series D Warrant they exercise, without any cash payment to us.

In addition, the Series D Warrants will include a provision that resets their exercise price in the event of a reverse split of our common stock, to a price equal to the lesser of (i) the then exercise price and (ii) lowest volume weighted average price (VWAP) during the period commencing five trading days immediately preceding and the five trading days commencing on the date we effect a reverse stock split in the future with a proportionate adjustment to the number of shares underlying the Series D Warrants, subject to a floor of $0.0634.

If any of the above provisions in the Series Warrants are utilized, our stockholders may suffer substantial dilution.

There are a large number of shares of common stock underlying our outstanding options and warrants and the sale of these shares may depress the market price of our common stock and cause immediate and substantial dilution to our existing stockholders.

As of October 29, 2024, we had 31,233,036 shares of common stock issued and outstanding, outstanding options to purchase 108,176 shares of common stock, outstanding warrants to purchase 12,774,426 shares of common stock, and 269,069 shares available for grant under our equity incentive plan. In this transaction we issued warrants to purchase 42,705,627 shares of common stock.  The issuance of shares upon exercise of our outstanding options and warrants and newly issued warrants will cause immediate and substantial dilution to our stockholders and any sale thereof may depress the market price of our common stock.

The exercisability of the Series Warrants is contingent upon us obtaining Warrant Stockholder Approval. If we do not obtain such Warrant Stockholder Approval, the Series Warrants may never become exercisable.

The Series Warrants are not immediately exercisable, as their exercisability is contingent upon us obtaining Warrant Stockholder Approval. The Series Warrants will become exercisable upon the Stockholder Approval Date and will expire on the five-year anniversary of such date with respect to the Series C Warrants, and on the eighteen-month anniversary of such date with respect to the Series D Warrants. While we intend to promptly seek Warrant Stockholder Approval for these mechanisms, there is no guarantee that it will ever be obtained. In the event that we cannot obtain Warrant Stockholder Approval, the Series Warrants may never become exercisable. If we are unable to obtain the Warrant Stockholder Approval, the Series Warrants will have no value.

We have agreed to hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) at the earliest practicable date after the date hereof, but in no event later than ninety days after the closing of the offering, in order to obtain Warrant Stockholder Approval. There is no guarantee we will be able to hold a special meeting within this timeframe, or at all. If we do not obtain Warrant Stockholder Approval at the first meeting, we are obligated to call a meeting every ninety days thereafter to seek Warrant Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the Series C Warrants and Series D Warrants are no longer outstanding.

There is substantial doubt relating to our ability to continue as a going concern.

We have recurring net losses, which have resulted in an accumulated deficit of $306,376,012 as of June 30, 2024. We have incurred a net loss of $3,774,563 for the nine months ended June 30, 2024. At June 30, 2024, we had cash and cash equivalents of $10,442,131. We have concluded that these factors raise substantial doubt about our ability to continue as a going concern for one year from the issuance of the June 30, 2024 financial statements. We will continue to seek to raise additional working capital through public equity, private equity or debt financings. If we fail to raise additional working capital, or do so on commercially unfavorable terms, it would materially and adversely affect our business, prospects, financial condition and results of operations, and we may be unable to continue as a going concern. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms, if at all.

There can be no assurance that that a commercial demand for our Linea™ Mpox Virus Assay and/or mpox testing services will develop.

On September 11, 2024 the Company announced that after interactions with relevant regulatory bodies, including NYSDOH and U.S. FDA, it was launching clinical testing services for both mpox clade I and clade II utilizing the Linea mpox Virus Assay (the “Assay”) in New York State and in states that recognize New York’s CLEP/CLIA certification. To date, the Company has not performed clinical testing for mpox clade I or clade II. Future commercial demand for the Assay and/or associated mpox testing services is based upon the unknown and unpredictable future path of the mpox public health emergency. Currently, mpox disease prevalence (both clade I and clade II) is extremely low the United States, resulting minimal demand for clinical mpox testing. It is unknown whether a future commercial demand for the Assay will develop.

We may be required to effect a reverse stock split of our Common Stock within 30 days following Warrant Stockholder Approval, which could adversely affect the liquidity of our shares.

Our common stock is currently listed on Nasdaq. To continue to be listed on Nasdaq, we must continue to satisfy certain “continued listing criteria,” including maintaining compliance with the Bid Price Rule. At the present time, we satisfy all these requirements. However, our shares currently trade on Nasdaq at a price below $1.00 per share. If our share price does not increase, we may fall out of compliance with the Bid Price Rule and risk being delisted from Nasdaq. If our common stock were delisted from Nasdaq, the delisting may have an adverse impact on the price of our shares of common stock, the volatility of the price of our shares, and/or the liquidity of an investment in our shares common stock.

Pursuant to the Securities Purchase Agreement, the Company is required to effect a reverse stock split of its outstanding shares of Common Stock if, at any time after the Stockholder Approval Date, it is not incompliance with Nasdaq’s Bid Price Rule and has received a deficiency letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (the “Reverse Stock Split”). The Company must effect the Reverse Stock Split within 30 days of the Stockholder Approval Date; provided that if within such 30 day period the Company regains compliance with the Bid Price Rule, the Company shall have no obligation to effect the Reverse Stock Split.

The Company intends to actively monitor the bid price for its common stock and will consider available options, including effecting a reverse stock split, to regain compliance with the Bid Price Rule. The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “can”, “may”, “could”, “should”, “assume”, “forecasts”, “believe”, “designed to”, “will”, “expect”, “plan”, “anticipate”, “estimate”, “potential”, “position”, “predicts”, “strategy”, “guidance”, “intend”, “budget”, “seek”, “project” or “continue”, or the negative thereof or other comparable terminology regarding beliefs, plans, expectations or intentions regarding the future. You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry and are subject to known and unknown risks, uncertainties and other factors. Accordingly, our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors” in this prospectus supplement and accompanying prospectus, including the documents incorporated herein by reference, and the following factors and risks:

•	our expectations of future revenues, expenditures, capital or other funding requirements;

•	the adequacy of our cash and working capital to fund present and planned operations and growth;

•	the substantial doubt relating to our ability to continue as a going concern;

•	our need for additional financing which may in turn require the issuance of additional shares of common stock, preferred stock or other debt or equity securities (including convertible securities) which would dilute the ownership held by stockholders;

•	our business strategy and the timing of our expansion plans, including the development of new production facilities for our Therapeutic DNA Production Services;

•	demand for Therapeutic DNA Production Services;

•	demand for DNA Tagging Services;

•	demand for MDx Testing Services;

•	our expectations concerning existing or potential development and license agreements for third-party collaborations or joint ventures;

•	regulatory approval and compliance for our Therapeutic DNA Production Services, upon which our business strategy is substantially dependent;

•	whether we are able to achieve the benefits expected from the acquisition of Spindle;

•	the effect of governmental regulations generally;

•	our expectations of when regulatory submissions may be filed or when regulatory approvals may be received;

•	our expectations concerning product candidates for our technologies;

•	our expectations concerning potential restructuring of our business model;

•	our expectations of when or if we will become profitable;

•	the risk that our LDTs may become subject to additional regulatory requirements due to FDA rulemaking activity, and that compliance with such requirements may be expensive and time-consuming, resulting in significant or unanticipated delay; and

•	unknown future market demand for the Linea Mpox Virus 1.0 Assay and associated mpox testing services.

Any or all of our forward-looking statements may turn out to be wrong. They may be affected by inaccurate assumptions that we might make or by known or unknown risks and uncertainties. Actual outcomes and results may differ materially from what is expressed or implied in our forward-looking statements. Among the factors that could affect future results are:

•	the inherent uncertainties of product development based on our new and as yet not fully proven technologies;

•	the risks and uncertainties regarding the actual effect on humans of seemingly safe and efficacious formulations and treatments when tested clinically;

•	formulations and treatments that utilize our Therapeutic DNA Production Services;

•	the inherent uncertainties associated with clinical trials of product candidates, including product candidates that utilize our Therapeutic DNA Production Services;

•	the inherent uncertainties associated with the process of obtaining regulatory clearance or approval to market product candidates, including product candidates that utilize our Therapeutic DNA Production Services;

•	the inherent uncertainties associated with commercialization of products that have received regulatory clearance or approval, including products that utilize our Therapeutic DNA Production Services;

•	the inherent uncertainties associated with commercialization of our PGx Testing Services;

•	economic and industry conditions generally and in our specific markets;

•	the volatility of, and decline in, our stock price; and

•	our ability to obtain the necessary financing to fund our operations and effect our strategic development plan.

All forward-looking statements and risk factors included in this prospectus supplement are made as of the date hereof, and all forward-looking statements and risk factors included in the accompanying prospectus and documents incorporated by reference are made as of their original date, in each case based on information available to us as of the date hereof, or in the case of the accompanying prospectus and documents incorporated by reference, the original date of any such document, and we assume no obligations to update any forward-looking statement or risk factor, unless we are required to do so by law. If we do update one or more forward-looking statements, no inference should be drawn that we will make updates with respect to other forward-looking statements or that we will make any further updates to those forward-looking statements at any future time.

Forward-looking statements may include our plans and objectives for future operations, including plans and objectives relating to our products and our future economic performance, projections, business strategy and timing and likelihood of success. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, demand for our products and services, and the time and money required to successfully complete development and commercialization of our technologies, all of which are difficult or impossible to predict accurately and many of which are beyond our control.

Any of the assumptions underlying the forward-looking statements contained in this prospectus supplement and accompanying prospectus and documents incorporated by reference could prove inaccurate and, therefore, we cannot assure you that any of the results or events contemplated in any of such forward-looking statements will be realized. Based on the significant uncertainties inherent in these forward-looking statements, the inclusion of any such statement should not be regarded as a representation or as a guarantee by us that our objectives or plans will be achieved, and we caution you against relying on any of the forward looking-statements contained herein.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $5.8 million, after deducting the estimated placement agent fees and estimated offering expenses payable by us, assuming all of the Shares (or pre-funded warrants) offered hereby are sold. This estimate excludes the proceeds, if any, from exercise of the Series Warrants issued in the concurrent private placement.

We intend to use the net proceeds from this offering for the for the further development of our Therapeutic DNA Production Services, as well as general corporate purposes, which may include research and development expenses, CAPEX, strategic restructuring costs, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus.

We estimate the remaining CAPEX to complete our GMP Site 1 for DNA in vitro template production will be less than $0.30 million. If we were to expand our facilities to enable GMP production of Linea DNA for use as, or incorporation, into a biologic, drug substance and/or drug product as planned for GMP Site 2, the CAPEX may be up to approximately $10 million. We are currently building GMP Site 1 within our existing laboratory space. We anticipate that a GMP Site 2 would require us to acquire additional space.

The amounts and timing of our actual expenditures will depend on numerous factors, including our development efforts with respect to our products and services, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds, if any, from this offering in short-term investments.

DIVIDEND POLICY

We have never paid cash dividends on our common stock and we do not anticipate paying cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business. Any future determination to pay cash dividends on our common stock will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as the board of directors deems relevant.

DILUTION

If you invest in our common stock and/or pre-funded warrants in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after this offering. Our net tangible book value as of June 30, 2024 was approximately $9.7 million million, or $0.94 per share of our common stock (based upon 10,299,385 shares of our common stock outstanding). Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock.

After giving effect to the sale of shares of our common stock and exercise of the pre-funded warrants in this offering at the offering price of $0.32 per share, and after deducting the placement agent fee and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of Warrants, if any, our as adjusted net tangible book value as of June 30, 2024 would have been approximately $5.8 million, or $0.30 per share of common stock. This represents an immediate decrease in as adjusted net tangible book value of $0.64 per share to our existing stockholders, and an immediate dilution of $0.02 per share to new investors purchasing securities in this offering at the public offering price.

The following table illustrates this dilution on a per share basis:

Public offering price per share	$0.32
Historical net tangible book value per share as of June 30, 2024	$0.94
Pro forma decrease in net tangible book value per share attributable to all investors	$(0.64)
As adjusted net tangible book value per share after giving effect to this offering	$0.30
Dilution per share to investors participating in this offering	$0.02

The foregoing discussion and table do not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options and warrants, including the pre-funded warrants offered in this offering, and the Series Warrants issued in the concurrent private placement having a per share exercise price less than the public offering price per share in this offering.

The number of shares of common stock to be outstanding immediately after this offering is based on 31,233,036 shares of common stock outstanding as of June 30, 2024 (10,299,385 shares outstanding at June 30, 2024 plus share issued subsequent to June 30, 2024 primarily from the exercise of warrants of 20,933,651) and excludes:

•	108,801 shares of common stock issuable upon exercise of options outstanding as of June 30, 2024, with a weighted average exercise price of $185.23 per share;

•	12,774,426 shares of common stock issuable upon exercise of warrants outstanding as of June 30, 2024 (updated for warrants exercised subsequent to June 30, 2024 as noted above), with a weighted average exercise price of $3.21 per share (which includes an aggregate of 11,487,821 May 2024 Series Warrants, of which 2,257,052 have an alternative cashless exercise mechanism representing the right to receive 3 shares of common stock for each warrant);

•	40,625,000 shares of common stock issuable upon exercise of the Series Warrants, whose exercise is subject to Warrant Stockholder Approval, of which 20,312,500 have an alternative cashless exercise mechanism representing the right to receive 1 share of common stock for each warrant; and

•	268,464 shares of common stock reserved for future grant or issuance as of June 30, 2024, under our equity incentive plan.

The discussion and table above assume no sale of pre-funded warrants, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis.

To the extent that our outstanding options or warrants are exercised, new options are issued under our equity incentive plan, or additional shares of our common stock are issued in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PRIVATE PLACEMENT OF WARRANTS

Concurrently with the sale of Shares of common stock and pre-funded warrants in this offering, we also expect to issue and sell to the investors, Series C Warrants and Series D Warrants to purchase an aggregate of up to 20,312,500 shares of our common stock. Each Series C Warrant will have an exercise price of $0.32 per share of common stock and each Series D Warrant will have an exercise price of $0.32 per share of common stock. The Series C Warrants will be exercisable upon the Stockholder Approval Date and will expire on the five-year anniversary of the Stockholder Approval Date. The Series D Warrants will be exercisable upon the Stockholder Approval Date and will expire on the eighteen-month anniversary of the Stockholder Approval Date. The Series Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common stock underlying the Series Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of common stock purchased upon such exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the common stock underlying the Series Warrants, then the Series Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Series Warrant.

Under the alternate cashless exercise option of the Series D Warrants, the holder of the Series D Warrant, has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the Series D Warrant and (y) 1.0. In addition, the Series D Warrants will include a provision that resets their respective exercise price in the event of a reverse split of our common stock, to a price equal to the lesser of (i) the then exercise price and (ii) lowest volume weighted average price (VWAP) during the period commencing five trading days immediately preceding and the five trading days commencing on the date we effect a reverse stock split in the future with a proportionate adjustment to the number of shares underlying the Series D Warrants, subject to a floor of $0.0634.

Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the purchaser prior to issuance of the Series Warrants, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to such exercise. A holder may increase or decrease the beneficial ownership limitation up to 9.99%, provided, however, that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company.

Pursuant to the Securities Purchase Agreement, within 20 calendar days from the date of the Securities Purchase Agreement, we agreed to file a registration statement on Form S-1 providing for the resale by the investors of the shares of common stock issuable upon exercise of the Series Warrants. We agreed to use commercially reasonable efforts to cause such registration statement to become effective within 50 days following the closing date (or 90 days in the event the SEC requires such registration statement to include audited year-end financial statements for the fiscal year ended September 30, 2024) of the Securities Purchase Agreement and to keep such registration statement effective at all times until no investor owns any Warrants or shares of common stock issuable upon exercise thereof.

The Series Warrants are not immediately exercisable, as their exercisability is contingent upon us obtaining Warrant Stockholder Approval. The Series Warrants will become exercisable upon the Stockholder Approval Date and will expire on the five-year anniversary of such date with respect to the Series C Warrants, and on the eighteen-month anniversary of such date with respect to the Series D Warrants. While we intend to promptly seek Warrant Stockholder Approval, there is no guarantee that it will ever be obtained. In the event that we cannot obtain Warrant Stockholder Approval, the Series Warrants may never become exercisable. If we are unable to obtain the Warrant Stockholder Approval, the Series Warrants will have no value.

We have agreed to hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) at the earliest practicable date after the date hereof, but in no event later than ninety days after the closing of the offering, in order to obtain Warrant Stockholder Approval. There is no guarantee we will be able to hold a special meeting within this timeframe, or at all. If we do not obtain Warrant Stockholder Approval at the first meeting, we are obligated to call a meeting every ninety days thereafter to seek Warrant Stockholder Approval until the earlier of the date on which Warrant Stockholder Approval is obtained or the Series C Warrants and Series D Warrants are no longer outstanding.The Company has agreed to file a preliminary proxy statement with respect to obtaining Warrant Stockholder Approval within 20 days following the closing date of the Securities Purchase Agreement.

In the event of any fundamental transaction, as described in the Series Warrants and generally including any merger with or into another entity, sale of all or substantially all of the Company’s assets, tender offer or exchange offer, reclassification of the shares of common stock, or the acquisition of greater than 50% of the Company’s then outstanding shares of common stock by a person or persons, subject to certain exceptions, then upon any subsequent exercise of a Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of the Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Series Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Series Warrants have the right to require the Company or a successor entity to purchase the Series Warrants for cash in the amount of the Black Scholes Value (as defined in the Series Warrants) of the unexercised portion of the Series Warrants concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in the Company’s control or in which the consideration payable consists of equity securities of a successor entity that is quoted or listed on a nationally recognized securities exchange, the holders of the Series Warrants will only be entitled to receive from the Company or its successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Series Warrants that is being offered and paid to the holders of common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Such securities will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the investor may exercise those Warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering Shares (or pre-funded warrants) in this offering (and the shares of our common stock issuable from time to time upon exercise of the pre-funded warrants).

Common Stock

The material terms and provisions of our common stock are described under the caption “Common Stock” starting on page 9 of the accompanying prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrants, the form of which was filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Exercise Price and Duration

Each pre-funded warrant has an exercise price of $0.0001 per share. The pre-funded warrants will be exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price, and also upon any distribution of assets, including cash, stock, or other property to our stockholders.

Exercisability

The pre-funded warrants will be immediately exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding shares of common stock immediately after exercise, provided that upon at least 61 days’ prior notice from the holder to us, the holder may increase this beneficial ownership limit to up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a cashless exercise formula set forth in the pre-funded warrant.

Fundamental Transaction

In the event of any fundamental transaction, as described in the pre-funded warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a pre-funded warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the pre-funded warrant is exercisable immediately prior to such event.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Exchange Listing

There is no trading market for the pre-funded warrants on any securities exchange or nationally recognized trading system, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

PLAN OF DISTRIBUTION

We have engaged Craig-Hallum to act as our exclusive placement agent pursuant to an engagement letter in connection with this offering, dated as of August 23, 2024 (the “Engagement Letter”). Craig-Hallum is not purchasing or selling any of the securities we are offering by this prospectus supplement but have agreed to use their best efforts to arrange for the sale of the Shares (or pre-funded warrants) offered by this prospectus supplement. Craig-Hallum may retain sub-agents and selected dealers in connection with this offering.

We have entered into Securities Purchase Agreement, each dated October 30, 2024, directly with several investors who have agreed to purchase the securities in this offering. The Securities Purchase Agreement provide that the obligations of Craig-Hallum and the investors are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary opinions and closing certificates.

We currently anticipate that the closing of this offering will take place on or about October 31, 2024, subject to customary closing conditions.

Fees and Expenses

We have agreed to pay Craig-Hallum a placement agent fee in cash equal to 6% of the gross proceeds from the sale of the securities in this offering. We have also agreed to issue to Craig-Hallum, or its respective designees, Placement Agent Warrants to purchase up to 1,015,625 shares of common stock (which equals 5.0% of the number of Shares and Pre-Funded Warrants being offered), which are exercisable upon the Stockholder Approval Date and with an expiration date of five years from the date of this prospectus supplement. Except as provided above, the Placement Agent Warrants will have substantially the same terms as the Series C Warrants issued to the investors in the private placement offering.

The following table shows the per share and total cash placement agent fees we will pay to Craig-Hallum in connection with the sale of the securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Share	Per Pre- Funded Warrant	Total
Public offering price	$0.32	$0.3199	$6,499,893.50
Placement agent fees	$0.0192	$0.01919	$389,993.61
Proceeds, before expenses, to us	$0.3008	$0.3007	$6,109,899.89

In addition, we have agreed to reimburse Craig-Hallum upon request for its out-of-pocket expenses, including the reasonable fees and disbursements of its legal counsel in connection with its engagement in this offering, including any FINRA or other requlatory filings made by Craig-Hallum or its counsel in connection with this offering, up to $100,000.

We estimate the total expenses of this offering (including the expenses reimbursable to Craig-Hallum) payable by us, excluding the placement agent fee, will be approximately $318,000.

We have agreed to indemnify Craig-Hallum and certain other persons against certain liabilities, including liabilities under the Securities Act and the Exchange Act, relating to or arising out of Craig-Hallum’s activities under the Engagement Letter. We have also agreed to contribute to payments Craig-Hallum may be required to make in respect of such liabilities.

Craig-Hallum may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Craig-Hallum would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by Craig-Hallum acting as principal. Under these rules and regulations, Craig-Hallum:

●	must not engage in any stabilization activity in connection with our securities; and

●	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

A copy of the form of the Securities Purchase Agreement we entered into with the investors are included as an exhibit to our Current Report on Form 8-K that was filed with the Securities and Exchange Commission in connection with the consummation of this offering.

Lock-Up Agreements

We have agreed to a “lock-up” with respect to shares of our common stock and other securities beneficially owned, including securities that are convertible into, or exchangeable or exercisable for, shares of our common stock for a period ending 60 days after the earlier of (i) the Stockholder Approval Date and (ii) one (1) year from the closing of this offering. Subject to certain exceptions, during such lock-up period following the closing of this offering, we may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Purchasers.

We have also agreed, subject to certain exceptions, to a restriction on the issuance of any variable priced securities for a period ending 60 days after the earlier of (i) the Stockholder Approval Date and (ii) one (1) year from the closing of this offering.

Our executive officers and directors have agreed to a “lock-up” with respect to shares of our common stock and other securities beneficially owned, including securities that are convertible into, or exchangeable or exercisable for, shares of our common stock for a period ending 90 days after the closing of this offering. Subject to certain exceptions, during such lock-up period following the closing of this offering, we may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of Craig-Hallum.

Discretionary Accounts

Craig-Hallum does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Listing

Our common stock is listed on The Nasdaq Stock Market under the symbol “APDN.”

Other Relationships

Craig-Hallum and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Craig-Hallum and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, Craig-Hallum and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If Craig-Hallum or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. Craig-Hallum and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. Craig-Hallum and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by our counsel, McDermott Will & Emery LLP, New York, New York. Craig-Hallum is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2023, as set forth in their report (which contains an explanatory paragraph relating to the substantial doubt about the ability of Applied DNA Sciences, Inc. and Subsidiaires to continue as a going concern described in Note B.), which is incorporated by reference in the prospectus supplement. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (File No. 333-272267) under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement and the accompanying prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

We have elected to incorporate certain information by reference into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of this offering, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Our Annual Report on Form 10-K for the fiscal year September 30, 2023 filed with the SEC on December 7, 2023, as amended on January 26, 2024;

•	Our Quarterly Reports on Form 10-Q for the periods ended December 31, 2023, filed with the SEC on February 8, 2024, March 31, 2024, filed with the SEC on May 10, 2024, and June 30, 2024, filed with the SEC on August 8, 2024, respectively;

•	Our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed with the Commission on November 7, 2023, December 6, 2023, January 5, 2024, January 31, 2024, February 1, 2024, April 16, 2024, April 19, 2024, April 22, 2024, as amended on April 23, 2024, May 16, 2024, May 29, 2024, June 18, 2024, June 28, 2024, July 15, 2024, August 2, 2024, September 18, 2024, September 30, 2024 and October 31, 2024; and

•	The description of our capital stock contained in our registration statement on Form 8-A (File No. 001-36745) filed with the Commission on November 13, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may obtain copies of these documents on the website maintained by the SEC at http://www.sec.gov, or from us without charge (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) by writing to us at Corporate Secretary, Applied DNA Sciences, Inc., 50 Health Sciences Drive, Stony Brook, New York 11790 or visiting our website at http://www.adnas.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and it should not be considered to be part of this prospectus supplement.

 Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, any prospectus supplement or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PROSPECTUS

$75,000,000

APPLIED DNA SCIENCES, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell, from time to time in one or more offerings, up to $75,000,000 of our common stock, preferred stock, debt securities, warrants and rights, or any combination of these securities, and/or units consisting of one or more of these securities. We may also offer common stock or preferred stock upon conversion of debt securities and common stock upon conversion of preferred stock. All of the securities listed above may be sold separately or as units with other securities.

This prospectus describes some of the general terms that may apply to these securities. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in one or more prospectus supplements. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.

The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, and any free writing prospectus carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is listed on The Nasdaq Capital Market under the symbol “APDN.” Each prospectus supplement will contain information, where applicable, as to our listing on any securities exchange of the securities covered by the prospectus supplement. The aggregate market value of our outstanding common stock held by non-affiliates was $14,640,981 based on 12,908,520 shares of outstanding common stock, of which 177,232 shares are held by affiliates, and a price of $1.15 per share, which was the last reported sale price of our common stock as quoted on The Nasdaq Capital Market on May 24, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered in a public primary offering with a value exceeding more than one-third of our public float (the market value of our common stock held by our non-affiliates) in any 12 calendar month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. As of May 24, 2023, one-third of our public float is equal to approximately $4,880,000.

These securities may be sold by us directly to purchasers, through dealers or agents, or to or through underwriters, or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

An investment in our securities involves a high degree of risk. See the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K, in any Quarterly Report on Form 10-Q and in any Periodic Report on Form 8-K, as well as in any prospectus supplement or free writing prospectus related to these specific offerings.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required or related free writing prospectuses. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 6, 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities described in this prospectus having a maximum aggregate offering price of $75,000,000 in one or more offerings. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement or information that is incorporated by reference into this prospectus that describes the specific amounts, prices and terms of the securities we offer. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the Registration Statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that Registration Statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any related free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, any related free writing prospectus as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

In this prospectus, unless otherwise indicated, the “Registrant,” “our company,” “we,” “us” or “our” refer to Applied DNA Sciences, Inc., a Delaware corporation and its consolidated subsidiaries.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

THE OFFERING

This prospectus is part of a Registration Statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

●	common stock;
●	preferred stock;
●	debt securities, in one or more series;
●	warrants to purchase any of the securities listed above;
●	rights to purchase common stock, preferred stock or warrants; and/or
●	units consisting of one or more of the foregoing

in one or more offerings up to a total dollar amount of $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

OUR COMPANY

Overview

We are a biotechnology company developing and commercializing technologies to produce and detect DNA. Using the polymerase chain reaction (“PCR”) to enable both the production and detection of DNA, we operate in three primary business markets: (i) the manufacture of synthetic DNA for use in the manufacture of nucleic acid-based therapeutics (“Therapeutic DNA Production Services”); (ii) the detection of DNA in molecular diagnostics and genetic testing services (“MDx Testing Services”); and (iii) the manufacture and detection of DNA for industrial supply chain security services (“DNA Tagging and Security Products and Services”).

Our current growth strategy is to primarily focus our resources on the further development, commercialization, and customer adoption of our Therapeutic DNA Production Services, including the expansion of our contract development and manufacturing operation (“CDMO”) for the PCR-based manufacture of synthetic DNA for use in the manufacturing of nucleic acid-based therapies and the development of our own DNA-based product candidates in veterinary health.

Corporate History

We are a Delaware corporation, which was initially formed in 1983 under the laws of the State of Florida as Datalink Systems, Inc. In 1998, we reincorporated in the State of Nevada, and in 2002, we changed our name to our current name, Applied DNA Sciences, Inc. On December 17, 2008, we reincorporated from the State of Nevada to the State of Delaware.

Our corporate headquarters are located at the Long Island High Technology Incubator at Stony Brook University in Stony Brook, New York, where we have established laboratories for the manufacture and detection of DNA to support our various business units. In addition, this location also houses our New York State Department of Health (“NYSDOH”) Clinical Laboratory Evaluation Program (“CLEP”)-permitted, Clinical Laboratory Improvement Amendments (“CLIA”)-certified clinical laboratory where we perform MDx Testing Services. The mailing address of our corporate headquarters is 50 Health Sciences Drive, Stony Brook, New York 11790, and our telephone number is (631) 240-8800.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider and evaluate the specific factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 filed on December 14, 2022, with the SEC, as amended, and any updates described in subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Periodic Reports on Form 8-K, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of these known or unknown risks might cause you to lose all or part of your investment.

See also the statements contained under the heading “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. In addition, we may make forward-looking statements in other documents filed with or furnished to the SEC, and our management and other representatives may make forward-looking statements orally or in writing to analysts, investors, representatives of the media and others. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts and include, but are not limited to, statements using terminology such as “can”, “may”, “could”, “should”, “assume”, “forecasts”, “believe”, “designed to”, “will”, “expect”, “plan”, “anticipate”, “estimate”, “potential”, “position”, “predicts”, “strategy”, “guidance”, “intend”, “budget”, “seek”, “project” or “continue”, or the negative thereof or other comparable terminology regarding beliefs, plans, expectations or intentions regarding the future. You should read statements that contain these words carefully because they:

•	discuss our future expectations;
•	contain projections of our future results of operations or of our financial condition; and
•	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry and are subject to known and unknown risks, uncertainties and other factors. Accordingly, our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors” and “Our Company” set forth in this prospectus and the documents incorporated herein by reference., and the following factors and risks:

●	our expectations of future revenues, expenditures, capital or other funding requirements;
●	the adequacy of our cash and working capital to fund present and planned operations and growth;
●	our business strategy and the timing of our expansion plans;
●	demand for Therapeutic DNA Production Services;
●	demand for DNA Tagging Services;
●	demand for MDx Testing Services, including in light of significantly decreasing demand for COVID testing services;
●	our ability to develop our MDx Testing Services business;
●	our expectations concerning existing or potential development and license agreements for third-party collaborations or joint ventures;
●	regulatory approval and compliance for our Therapeutic DNA Production and MDx Testing Services;
●	the effect of governmental regulations generally;
●	our expectations of when regulatory submissions may be filed or when regulatory approvals may be received;
●	our expectations concerning product or service candidates for our technologies; and
●	our expectations of when or if we will become profitable.

Any or all of our forward-looking statements may turn out to be wrong. They may be affected by inaccurate assumptions that we might make or by known or unknown risks and uncertainties. Actual outcomes and results may differ materially from what is expressed or implied in our forward-looking statements. Among the factors that could affect future results are:

●	the inherent uncertainties of product and/or service development based on our new and as yet not fully proven technologies;
●	the risks and uncertainties regarding the actual effect on humans and/or animals of seemingly safe and efficacious formulations and treatments when tested clinically;
●	the inherent uncertainties associated with clinical trials of product candidates;
●	the inherent uncertainties associated with the process of obtaining regulatory clearance or approval to market product candidates and/or testing services;
●	the inherent uncertainties associated with commercialization of products and/or services that have received regulatory clearance or approval;
●	economic and industry conditions generally and in our specific markets;
●	we may conduct a reverse stock split of our common stock to meet the requirements of Nasdaq, which may adversely impact the market price and liquidity of our common stock;
●	the volatility of, and decline in, our stock price; and
●	our ability to obtain the necessary financing to fund our operations and effect our strategic development plan.

All forward-looking statements and risk factors included in this prospectus are made as of the date hereof, and all forward-looking statements and risk factors included in documents incorporated herein by reference are made as of their original date, in each case based on information available to us as of the date hereof, or in the case of documents incorporated by reference, the original date of any such document, and we assume no obligations to update any forward-looking statement or risk factor, unless we are required to do so by law. If we do update one or more forward-looking statements, no inference should be drawn that we will make updates with respect to other forward-looking statements or that we will make any further updates to those forward-looking statements at any future time.

Forward-looking statements may include our plans and objectives for future operations, including plans and objectives relating to our products and our future economic performance, projections, business strategy and timing and likelihood of success. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, demand for our products and services, and the time and money required to successfully complete development and commercialization of our technologies, all of which are difficult or impossible to predict accurately and many of which are beyond our control.

Any of the assumptions underlying the forward-looking statements contained in this prospectus could prove inaccurate and, therefore, we cannot assure you that any of the results or events contemplated in any of such forward-looking statements will be realized. Based on the significant uncertainties inherent in these forward-looking statements, the inclusion of any such statement should not be regarded as a representation or as a guarantee by us that our objectives or plans will be achieved, and we caution you against relying on any of the forward looking-statements contained herein.

Our trademarks currently used in the United States include Applied DNA Sciences®, SigNature® molecular tags, SigNature® T molecular tags, fiberTyping®, SigNify®, Beacon®, CertainT®, LinearDNA™, Linea™ COVID-19 Diagnostic Assay Kit, safeCircleTM COVID-19 testing and TR8TM pharmacogenetic testing. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus are the property of the respective owners.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, business development and research and development expenditures and acquisitions of new technologies or businesses. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as our board of directors deem relevant.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, regarding material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

●	shares of our common stock;
●	shares of our preferred stock;
●	debt securities;
●	warrants to purchase any of the securities listed above;
●	rights to purchase common stock, preferred stock or warrants; and/or
●	units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Capital Stock

General

The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, as may be amended from time to time (the “Certificate of Incorporation”), any certificates of designation for our preferred stock, that may be authorized from time to time, and our by-laws, as amended from time to time (the “By-Laws”). The Delaware General Corporation Law (“DGCL”) may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

As of May 24, 2023, our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, of which 12,908,520 shares were issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares were issued and outstanding. The actual number of stockholders is greater than the number of stockholders of record and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities. In addition, as of May 24, 2023, there were issued and outstanding options to purchase 2,206,231 shares of our common stock, warrants to purchase 7,295,588 shares of our common stock, 282,640 restricted stock units and 1,340,394 shares available for grant under our 2020 Equity Incentive Plan. The authorized and unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.

Common Stock

Holders of our common stock are entitled to one vote for each share issued and outstanding held on all matters to be voted upon by the stockholders. Our shares of common stock have no preemptive, conversion, or redemption rights. The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock we may issue in the future. Upon the sale of substantially all of our stock or assets or dissolution, liquidation or winding up, and after all liquidation preferences payable to any series of preferred stock entitled thereto have been satisfied, our remaining assets shall be distributed to all holders of common stock and any similarly situated stockholders who are not entitled to any liquidation preference or, if there be an insufficient amount to pay all such stockholders, then ratably among such holders. All of our issued and outstanding shares of common stock are fully paid and non-assessable. The holders of shares of our common stock will be entitled to such dividends and other distributions in cash, stock or property from our assets or funds legally available for such purposes as may be declared from time to time by our board of directors.

The shares of common stock offered by this prospectus, when issued and paid for, will also be fully paid and non-assessable.

Our common stock is listed on The Nasdaq Capital Market under the symbol “APDN.” American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

Preferred Stock

Our Certificate of Incorporation provides that our board of directors may, by resolution, designate classes of preferred stock in the future. The designated series of preferred stock shall have such powers, designations, preferences and relative, participation or optional or other special rights and qualifications, limitations or restrictions as shall be expressed in the resolution adopted by the board of directors. Once designated by our board of directors, each series of preferred stock will have specific financial and other terms described in the documents that govern the preferred stock, which include our Certificate of Incorporation and any certificates of designation that our board of directors may adopt. Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the DGCL and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;
•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;
•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;
•	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;
•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;
•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;
•	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and
•	any other relative rights, preferences and limitations of that series.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Possible Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and By-Laws

Our Certificate of Incorporation and By-Laws contain provisions that could make it more difficult to acquire control of our company by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.

Anti-Takeover Effects of Delaware Law

Companies incorporated in Delaware are subject to the provisions of Section 203 of the DGCL unless the corporation has “opted out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have opted out of Section 203 with an express provision in our Certificate of Incorporation. Therefore, the anti-takeover effects of Section 203 do not apply to us.

Generally, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Election and Removal of Directors

Directors will be elected by a plurality of the voting power of the shares present in person or represented by proxy at the stockholders meeting and entitled to vote on the election of directors. Our Certificate of Incorporation does not provide for a classified board of directors or for cumulative voting in the election of directors. Under Article VIII of the Certificate of Incorporation and Section 3.13 of the By-Laws, directors may be removed by the stockholders of the Company only for cause, and in such case only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the Company then entitled to vote in the election of directors. On December 21, 2015, the Court of Chancery of the State of Delaware invalidated as a matter of law certain provisions of the certificate of incorporation and bylaws of VAALCO Energy, Inc. (“VAALCO”), a Delaware corporation, that permitted the removal of VAALCO’s directors by its stockholders only for cause. In In re VAALCO Energy, Inc. Stockholder Litigation, Consol. C.A. No. 11775-VCL (Del. Ch. Dec. 21, 2015), the Court ruled from the bench to hold that, in the absence of a classified board of directors or cumulative voting, VAALCO’s “only for-cause” director removal provisions conflict with Section 141(k) of the DGCL and are therefore invalid. Because the Company’s Certificate of Incorporation and By-Laws contain similar “only for-cause” director removal provisions and the Company does not have a classified board of directors or cumulative voting, the Company will not attempt to enforce the foregoing “only for-cause” director removal provision in light of the VAALCO decision.

Size of Board of Directors and Vacancies

The authorized number of directors may be determined by the board of directors, provided the board shall consist of at least one (1) member. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

Vacancies occurring on our board of directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by a vote of a majority of the remaining members of the board of directors, although less than a quorum, or by a sole remaining director, at any meeting of the board of directors.

Amendment

The Certificate of Incorporation may be amended by approval of the board of directors and vote of a majority of the outstanding stock entitled to vote (and vote of a majority of the outstanding stock of each class entitled to vote as a class, if applicable) pursuant to the Sections 141 and 242 of the DGCL. The board of directors is authorized to adopt, amend, alter or repeal the By-Laws by the affirmative vote of at least a majority of the board of directors then in office. No amendment to the Certificate of Incorporation or the By-Laws may adversely affect any indemnification right or protection of any director, officer, employee or other agent existing at the time of such amendment, repeal or adoption of an inconsistent provision for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising prior to such amendment, repeal or adoption of an inconsistent provision.

Authorized but Unissued Shares of Common Stock and of Preferred Stock

We believe that the availability of the “Blank Check” preferred stock under our Certificate of Incorporation provides us with flexibility in addressing corporate issues that may arise. The board of directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock. Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.

The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Having these authorized shares available for issuance allows us to issue shares without the expense and delay of a special stockholders’ meeting. We may use additional shares for a variety of purposes, including future public or private offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise. The above provisions may deter a hostile takeover or delay a change in control or management of our company.

Advance Notice Procedure

Our By-Laws provide an advance notice procedure for stockholders to nominate director candidates for election or to bring business before an annual meeting of stockholders. Only persons nominated by, or at the direction of, our board of directors or by a stockholder of record who has given proper and timely notice to our secretary prior to the meeting at which such stockholder is entitled to vote and appears, will be eligible for election as a director. In addition, any proposed business other than the nomination of persons for election to our board of directors must constitute a proper matter for stockholder action pursuant to a proper notice of meeting delivered to us. For notice to be timely, it must generally be delivered to our secretary not less than 90 nor more than 120 calendar days prior to the first anniversary of the previous year’s annual meeting (or if the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after the anniversary date of the previous year’s annual meeting, not earlier than the 120th calendar day prior to such meeting and not later than either the 90th calendar day prior to such meeting or the 10th calendar day after public disclosure of the date of such meeting is first made by us). These advance notice provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of us.

Special Meetings of Stockholders

Our By-Laws provide that special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, or the board of directors pursuant to a resolution adopted by a majority of the board of directors.

Warrants

The following description, together with the additional information we may include in any applicable prospectus supplement or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the Registration Statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank or trust company that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
●	in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;
●	the manner of exercise of the warrants, including any cashless exercise rights;
●	the warrant agreement under which the warrants will be issued;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	anti-dilution provisions of the warrants, if any;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;
●	the manner in which the warrant agreement and warrants may be modified;
●	the identities of the warrant agent and any calculation or other agent for the warrants;
●	federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants;
●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and
●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

Outstanding Warrants

As of May 24, 2023, we had outstanding 7,295,588 warrants to purchase 7,295,588 shares of our common stock at a weighted average exercise price of $3.65. Our Warrant Agent for registered warrants is American Stock Transfer & Trust Company.

Transfer and Exchange

Each warrant will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “DTC” or the “Depositary”) or a nominee of the Depositary (we will refer to any warrant represented by a global warrant as a “book-entry warrant”), or a certificate issued in definitive registered form (we will refer to any warrant represented by a certificated security as a “certificated warrant”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Warrants and Book-Entry System” below, book-entry warrants will not be issuable in certificated form.

Global Warrants and Book-Entry System. Each global warrant representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see the section entitled “Global Securities” for more information.

Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of a particular series of debt securities is payable;
•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the debt securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of a particular series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;
•	if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•	the manner in which the amounts of payment of principal of, and premium, if any, and interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•	any provisions relating to any security provided for the debt securities;
•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium, if any, and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of the Depositary or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see the section entitled “Global Securities” for more information.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person (if other than our company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;
•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing; and
•	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•	default in the payment of principal of any debt security of that series at its maturity;
•	default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or our company and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of our company; or
•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;
•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•	to surrender any of our rights or powers under the indenture;
•	to add covenants or Events of Default for the benefit of the holders of debt securities of any series;
•	to comply with the applicable procedures of the applicable depositary;
•	to make any change that does not adversely affect the rights of any holder of debt securities;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•	waive a Default or Event of Default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•	make the principal of, or premium or interest on, any debt security payable in currency other than that stated in the debt security;
•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and
•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

Outstanding Debt Securities

As of May 30, 2023, we had no outstanding debt securities.

Rights

We may issue rights to purchase common stock, preferred stock or warrants that we may offer to our security holders in one or more series. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. A copy of the form of rights agent or subscription agent agreement, including the form of rights certificate representing a series of rights, will be filed with the SEC in connection with the offering of a particular series of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the title of the rights;
●	the securities for which the rights are exercisable;
●	the date of determining the security holders entitled to the rights distribution;
●	the aggregate number of rights issued and the aggregate number of shares of common stock or preferred stock or warrants purchasable upon exercise of the rights;
●	the extent to which the rights are transferable;
●	the exercise price;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;
●	the conditions to completion of the rights offering;
●	any applicable federal income tax considerations;
●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering;
●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Each right would entitle the holder of the rights to purchase for cash the amount of shares of common stock or preferred stock or warrants at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

We may determine to offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Until a holder exercises the rights to purchase shares of our common stock or preferred stock or warrants, the holder will not have any rights as a holder of shares of our common stock or preferred stock or warrants, as the case may be, by virtue of ownership of the rights.

Units

We may issue units consisting of one or more of the other securities described in this prospectus, in any prospectus supplement or a free writing prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement or free writing prospectus will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any unit agreement under which the units will be issued;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	whether the units will be issued in fully registered or global form.

Global Securities

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility; disbursement of payments to direct participants is the responsibility of DTC; and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	to or through underwriters;
●	through broker-dealers (acting as agent or principal);
●	through agents;
●	directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering or otherwise;
●	through a combination of any such methods of sale; or
●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and
●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;
●	the purchase price of the securities and the proceeds we will receive from the sale;
●	any underwriting discounts and other items constituting underwriters’ compensation;
●	any discounts or concessions allowed or re-allowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;
●	market prices prevailing at the time of sale;
●	prices related to such prevailing market prices; or
●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for trading as listed on The Nasdaq Capital Market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

So long as the aggregate market value of our voting and non-voting common equity held by non-affiliates is less than $75,000,000 and so long as required by the rules of the SEC, the amount of securities we may offer hereunder will be limited such that the aggregate market value of securities sold by us during a period of 12 calendar months cannot exceed one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the issuance of the offered securities will be passed upon for us by McDermott Will & Emery LLP, New York, New York.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2022, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any subsequent prospectus supplements do not contain all of the information in the Registration Statement. We have omitted from this prospectus some parts of the Registration Statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the Registration Statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information that registrants file electronically with the SEC, including us. The SEC’s website can be found at http://www.sec.gov. In addition, we make available on or through our website copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our website can be found at http:www.adnas.com. Our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

We have elected to incorporate certain information by reference into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC, except in each case the information contained in such document to the extent “furnished” and not “filed”:

●	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed with the SEC on December 14, 2022, as amended by Form 10-K/A filed with the SEC on January 27, 2023.
●	Our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2022 and March 31, 2023, filed with the SEC on February 9, 2023 and May 11, 2023, respectively.
●	Our Current Reports on Form 8-K filed with the SEC on February 28, 2023, March 28, 2023, and May 5, 2023.
●	The description of our capital stock contained in our registration statement on Form 8-A (File No. 001-36745) filed with the Commission on November 13, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the securities covered by this prospectus (including all such documents filed with the SEC after the date of the initial filing of the Registration Statement that contains this prospectus and prior to effectiveness of the Registration Statement or after such effectiveness), except in each case the information contained in such document to the extent “furnished” and not “filed.”

You may obtain copies of these documents on the website maintained by the SEC at http://www.sec.gov, or from us without charge (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) by writing us at Corporate Secretary, Applied DNA Sciences, Inc., 50 Health Sciences Drive, Stony Brook, New York 11790 or visiting our website at http://www.adnas.com.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, any prospectus supplement or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

APPLIED DNA SCIENCES, INC.

19,247,498 Shares of Common Stock

Pre-Funded Warrants to Purchase 1,065,002 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Craig-Hallum Capital Group LLC

October 30, 2024